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                                                                      EXHIBIT 24




INDEPENDENT AUDITORS' CONSENT


In Home Health, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-38504, 33-75876 and 33-75830) and to the Registration Statements on Form S-3 (No. 33-77174) of our report dated November 22, 1995, except for the second paragraph of Note 3, as to which the date is December 14, 1995, appearing in this Annual Report on Form 10-K of In Home Health, Inc. for the year ended September 30, 1995.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
December 27, 1995


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